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            [LETTERHEAD OF LONE STAR INDUSTRIES, INC. APPEARS HERE]




                                 July 8, 1999

Dyckerhoff AG
-and-
Dyckerhoff, Inc.
c/o Dyckerhoff, Inc.
33 Washington Ave.
Cambridge, MA 02140

Attention:  Mr. Felix Pardo

Gentlemen:

                           CONFIDENTIALITY AGREEMENT

     Lone Star Industries, Inc. (the "Company") is prepared to furnish you certain information which is either confidential, proprietary or otherwise not generally available to the public to assist you in making an evaluation (the "Evaluation") of the business and prospects of the Company for a possible negotiated transaction consisting of the purchase by you of the Company (the "Transaction"). The information so furnished to you, together with analyses, compilations, studies or other documents prepared by or for partners, directors, officers, employees, agents or representatives (including without limitation accountants, attorneys and financial advisors)(collectively, "Representatives") of you or any of your affiliates, is hereinafter referred to as the "Information."

     As a condition to, and in consideration of, the Company furnishing the Information, you agree as follows:

     1. Nondisclosure of Information. The Information will be kept confidential
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by you, will not be used by you in any way
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detrimental to the Company, will not be used other than in connection with the
Evaluation, and you will safeguard the Information from unauthorized disclosure. You may, however disclose the Information to your Representatives, but only if such Representatives need to know the Information in connection with the Evaluation. You will (i) inform each such Representative of the confidential nature of the Information and of this letter agreement, (ii) cause such Representatives to treat the Information confidentially and not to use it other than in connection with the Evaluation, and (iii) be responsible for any improper use of the information by you or any such Representatives (including, without limitation, Representatives who, subsequent to the first date of disclosure of Information hereunder, become former Representatives). Without the prior written consent of the Company, you will not, and will cause your affiliates and associates and the Representatives of you and your affiliates and associates not to, disclose to any person (a) that the Information has been made available to you, (b) that investigations, discussions or negotiations are taking or have taken place, (c) any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof, or (d) any other facts with respect to the discussions between you and the Company.

     2. Notice Preceding Compelled Disclosure. If you or any of your
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Representatives are requested to disclose any Information, you will promptly notify the Company to permit the Company to seek a protective order or take other appropriate action. You will also cooperate in the Company's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a protective order, you or any of your Representatives are, in the written opinion of your counsel addressed to the Company, compelled as a matter of law to disclose the Information, you may disclose to the party compelling disclosure only the part of the Information as is required by law to be disclosed; provided that you shall exercise your best efforts to cooperate with the Company to obtain an order of reasonable assurance that confidential treatment shall be accorded such Information.

     3. Treatment of Information. Any Information furnished to you or any of
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your Representatives by a Representative of the Company will be deemed for purposes of this agreement to have been furnished by the Company. You will keep a record in reasonable

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detail of the Information furnished to you and of the location of the
Information. As soon as possible upon the Company's written request or upon the termination of the Evaluation, you will return to the Company all written Information which has been provided to you and will destroy (or, at your option, return to the Company) all written documentation prepared by you or your Representatives based in whole or in part on any Information. Compliance with this paragraph 3 will be confirmed in writing to the Company. Notwithstanding the return or destruction of any Information, or documents or materials containing or reflecting any Information, you will continue to be bound by your obligations of confidentiality and other obligations hereunder.

        4.  Public Information.  This agreement will be inoperative as to such
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portions of the Information which (i) are or become generally available to the public through no fault or action by you or your Representatives; (ii) are or become available to you on a nonconfidential basis from a source, other than the Company or its Representatives, provided that such source is not to your knowledge prohibited from disclosing such portions to you by a contractual, legal or fiduciary obligation to the Company; or (iii) was independently developed by you or your Representatives without access to or benefit of the Information.

        5.  No Warranty of Accuracy.  You understand that the Company will
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endeavor to include in the Information, materials which it believes to be reliable and relevant for the Evaluation, but you acknowledge that neither the Company nor any Representative of the Company makes any representation or warranty as to the accuracy or completeness of any Information. You agree that neither the Company nor any Representative of the Company will have any liability to you or your Representatives resulting from the use of the Information by you or your Representatives.

        6.  No Purchase of Securities; Other Actions.  You agree that for a
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period of three years from the date of this agreement, none of you, your affiliates or the associates of you or your affiliates will, in any manner, alone or in concert with others (whether or not pursuant to any legally binding agreement or commitment), without the prior written approval of the Board of Directors of the Company, (i) acquire, or offer to acquire, or negotiate with respect to the acquisition of, directly or indirectly, record or beneficial ownership of any capital stock, debt securities, indebtedness or any securities of the Company or

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of any subsidiary of the Company or any other interest in, or claims relating to, the Company or any subsidiary thereof, (ii) acquire or offer to acquire, or negotiate with respect to the acquisition of, directly or indirectly, any options or other rights to acquire any capital stock, debt securities, indebtedness or any securities of the Company or of any subsidiary of the Company (whether or not exercisable only after the passage of time or the occurrence of any event), (iii) acquire or offer to acquire or negotiate with respect to the acquisition of, directly or indirectly, any assets of the Company or any subsidiary of the Company, (iv) offer to enter into any acquisition or other business combination transaction relating to the Company or to any subsidiary of the Company (or hold negotiations with respect to the foregoing),
(v) directly or indirectly participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) which owns or seeks or offers to acquire record or beneficial ownership of voting securities of the Company or any subsidiary of the Company (including rights to acquire such voting securities) or which seeks or offers to affect control of the Company, (vi) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company or any subsidiary of the Company, (vii) otherwise act alone or in concert with others, to seek to control or influence the management, the Board of Directors or the policies of the Company or of any subsidiary of the Company, (viii) propose, or publicly announce or otherwise disclose an intent to propose or publicly announce or otherwise disclose any request for permission or any consent in respect of, any of the foregoing, or
(ix) advise, assist or encourage any other persons in connection with any of the foregoing. You also agree during such period not to (x) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence) or (y) take any action which might require the Company to make a public announcement regarding the possibility of a business combination or merger. If, however, a third party, without the approval of the Company's Board of Directors, makes a cash tender offer for 50% or more of the common stock of the Company, the foregoing provisions of this Section 6 shall not preclude you from making a cash tender offer for all (but not less then all) of the common stock of the Company at a price per

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share which is more favorable to the Company's stockholders than the third party's offer. In addition, if the Company enters into a definitive agreement with a third party pursuant to which such third party will make a tender or exchange offer for, or otherwise acquire (by merger, consolidation, purchase or otherwise), all or substantially all of the common stock or assets of the Company, to the extent (and only to the extent) allowed by such definitive agreement with the third party (which agreement may be on such terms and conditions as are acceptable to the Company in its sole and absolute discretion) you may submit to the Chairman of the Board of Directors of the Company a confidential written offer to acquire all (but not less then all) of the common stock of the Company. While you must keep this offer strictly confidential, it is agreed to by you that the Chairman of the Board of Directors of the Company may, in his sole and absolute discretion, provide a copy of such offer to any person or persons (including, without limitation, the third party offerer and the Company's Board of Directors and representatives) as he in his sole and absolute discretion deems appropriate. Nothing contained in the immediately preceding three sentences shall require the Company or any of its officers, directors, employees or representatives to negotiate with you, to provide you any time periods during which to submit such offers, to study, deliberate or otherwise contemplate such offers, or to provide you any information with respect to formulating such offers. In addition, none of the foregoing shall in any manner affect the Company's ability to defend against such offer pursuant to any means available to it including, without limitation, those available to it under its Certificate of Incorporation, by-laws, applicable law and/or its "poison pill".

     7. No Obligation with Respect to Transaction. You also understand and agree
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that no contract or agreement providing for a Transaction with the Company shall be deemed to exist between you and the Company unless and until a Definitive Transaction Agreement has been executed and delivered, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with a possible Transaction unless and until you shall have entered into a Definitive Transaction Agreement. You also agree that unless and until a Definitive Transaction Agreement between the Company and you has been executed and delivered, the Company has no legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this agreement or any other written or oral expression with

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respect to such Transaction except, in the case of this agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term "Definitive Transaction Agreement" does not include an executed letter of intent or any other preliminary written agreement nor does it include any written or verbal acceptance of an offer or bid on the Company's part. You further understand that (i) the Company shall be free to act in connection with a possible Transaction with the Company as we in our sole discretion shall determine (including, without limitation, negotiating with any prospective parties and entering into a Definitive Transaction Agreement without prior notice to you or any other person), (ii) any procedures relating to such possible Transaction may be changed at any time without notice to you or any other person, (iii) the Company reserves the right, in its sole and absolute discretion, to reject any and all proposals and to terminate discussions and negotiations with you, or directly or indirectly involving you, at any time, and
(iv) you shall not have any claims whatsoever against the Company or any of its directors, officers, stockholders, owners, affiliates or agents arising out of or relating to a possible Transaction with the Company (other than those against the parties to a Definitive Transaction Agreement with you in accordance with the terms thereof). This paragraph cannot be waived or amended except by written consent of the Company.

     8.  Miscellaneous.  No failure or delay in exercising any right, power or
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privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This agreement has been entered into for the benefit of the Company and its successors and assigns, and it is understood that the Company and its successors and assigns may institute appropriate proceedings against you to enforce its rights hereunder. Money damages would not be a sufficient remedy for any violation of the terms of this agreement and, accordingly, the Company will be entitled to specific performance and injunctive relief as remedies for any violation without proof of inadequacy of damages as a remedy. These remedies will not be exclusive remedies but will be in addition to all other remedies available to the COmpany at law or equity. This agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to

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the principles of conflict of laws thereof.  As used herein, (i) the terms "you"
and "your" will refer to and mean the addressees, any direct or indirect parent company of either addressee and any subsidiary of which either addressee beneficially owns at least 50% of the voting stock and (ii) the terms "affiliates" and "associates" will have the meanings given to such terms under Rule 405, as presently in effect, under the Securities Act of 1933, whether or not such rule is applicable to any such person.

     9.  Notices.  Any communications called for by this agreement shall be in
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writing or by means of an electronic communication method which produces a written record and if sent to the Company shall be sent to Lone Star Industries, Inc., 300 First Stamford Place, Stamford, CT 06912, Attention: Corporate Secretary and if sent to you shall be sent to the address first set out above.

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     Please sign and return one copy of this agreement to evidence your acceptance of and agreement to the foregoing, whereupon this agreement will constitute our agreement with respect to the subject matter hereof.

                                       LONE STAR INDUSTRIES, INC.

                                       By: /s/James W. Langham
                                          --------------------
                                       Name:  James W. Langham
                                       Title: Vice President and
                                              General Counsel

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET OUT ABOVE:

DYCKERHOFF AG

By:    /s/Peter Steiner
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Name:  Peter Steiner
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Title: MEMBER OF BOARD OF MGT. DIRECTORS
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DYCKERHOFF INC.

By:    /s/Felix Pardo
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Name:  Felix Pardo
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Title: Chairman
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